CONSENT OF INDEPENDENT AUDITORS




  We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated October 2, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A 2-56878) of Dreyfus Municipal Bond Fund, Inc.






                                ERNST & YOUNG LLP


  New York, New York
  December 19, 2002